Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Donald T. Hurrelbrink

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

(651) 466-6308

(Name, address and telephone number of agent for service)

William Lyon Homes, Inc.

(Exact name of obligor as specified in its charter)

California	33-0253855
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4695 MacArthur Court, 8th Floor Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

William Lyon Homes

(Exact name of obligor as specified in its charter)

Delaware	33-0864902
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4695 MacArthur Court, 8th Floor Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

AND

The Other Registrants Named in the Table of Additional Registrants Below

8.500% Senior Notes Due 2020

(Title of the Indenture Securities)

TABLE OF ADDITIONAL REGISTRANTS

Additional Registrants (as Guarantors of 8.500% Senior Notes due 2020)

Exact Name as specified in its charter *	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
California Equity Funding, Inc.	California	1531	33-0830016
PH-LP Ventures	California	1531	33-0799119
Duxford Financial, Inc.	California	1531	33-0640824
Sycamore CC, Inc.	California	1531	33-0981307
Presley CMR, Inc.	California	1531	33-0603862
William Lyon Southwest, Inc.	Arizona	1531	86-0978474
PH-Rielly Ventures	California	1531	33-0827710
HSP Inc.	California	1531	33-0636045
PH Ventures-San Jose	California	1531	33-0785089
Presley Homes	California	1531	33-0905035
WLH Enterprises	California	1531	33-0013333
Lyon East Garrison Company I, LLC	California	1531	41-2065692
Lyon Waterfront LLC	Delaware	1531	04-3671928
Circle G at the Church Farm North Joint Venture, LLC	Arizona	1531	20-3431322
Mountain Falls, LLC	Nevada	1531	20-1119631
Mountain Falls Golf Course, LLC	Nevada	1531	20-1223291

*	Each additional registrant is a wholly-owned direct or indirect subsidiary of William Lyon Homes. The address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices is c/o William Lyon Homes, 4695 MacArthur Court, 8th Floor, Newport Beach, California, telephone (949) 833-3600. The name, address, and telephone number of the agent for service for each additional registrant is William H. Lyon, Chief Executive Officer, William Lyon Homes, 4695 MacArthur Court, 8th Floor, Newport Beach, California, telephone (949) 833-3600.

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of September 30, 2013 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 23rd of December, 2013.

By:	/s/ Joshua A. Hahn
Joshua A. Hahn
Vice President

Exhibit 2

Comptroller of the Currency

Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, February 27, 2013, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 3

Comptroller of the Currency

Administrator of National Banks

Washington, DC 20219

CERTIFICATION OF FIDUCIARY POWERS

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, February 27, 2013, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: December 23, 2013

By:	/s/ Joshua A. Hahn
Joshua A. Hahn
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 9/30/2013

($000’s)

9/30/2013
Assets
Cash and Balances Due From Depository Institutions	$11,611,724
Securities	75,731,096
Federal Funds	109,251
Loans & Lease Financing Receivables	229,278,111
Fixed Assets	4,752,165
Intangible Assets	13,284,803
Other Assets	21,823,306

Total Assets	$356,590,456

Liabilities
Deposits	$269,648,386
Fed Funds	2,649,382
Treasury Demand Notes	0
Trading Liabilities	377,760
Other Borrowed Money	27,410,355
Acceptances	0
Subordinated Notes and Debentures	4,836,320
Other Liabilities	11,663,931

Total Liabilities	$316,586,134

Equity
Common and Preferred Stock	18,200
Surplus	14,231,285
Undivided Profits	24,168,331
Minority Interest in Subsidiaries	$1,586,506

Total Equity Capital	$40,004,322

Total Liabilities and Equity Capital	$356,590,456